IMPORTANT PROXY MATERIALS
ARE ON THE WAY TO YOUR CLIENTS RIGHT NOW!
Dear Investment Professional:
On June 18, 1997, there will be a Special Meeting of Shareholders of the following Fidelity Advisor Funds:
(solid bullet) Strategic Opportunities Fund (Class A, Class B, Class T,
Initial Class, and Institutional    Class)
(solid bullet) Strategic Income Fund (Class A, Class B, Class T, and Institutional Class)
(solid bullet) Emerging Markets Income Fund (Class A, Class B, Class T, and Institutional Class)
The enclosed Proxy Statement details the proposals pertaining to these funds. A copy of each shareholder letter being mailed to all of your clients who hold shares in these funds is also enclosed.
We have also enclosed a Q&A to assist you in understanding the proposals that will require voting. If you have any questions about this proxy after reading the letter, Proxy Statement, and Q&A, please call your Fidelity representative at 800-843-3001.
We appreciate your support, and look forward to serving you in any way we can.
Sincerely,
/s/Edward C. Johnson 3d
Edward C. Johnson 3d
Chairman and Chief Executive Officer
This letter is intended for investment professional use only, and may not be reproduced or shown to the public in oral or written form as sales material.